UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 25, 2017

Unit Corporation

(Exact name of registrant as specified in its charter)

Delaware	1-9260	73-1283193
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

8200 South Unit Drive, Tulsa, Oklahoma	74132
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (918) 493-7700

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company     [ ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.     [ ]

Section 5 - Corporate Governance and Management.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 25, 2017, the Board of Directors of the company promoted David T. Merrill, the company’s Senior Vice President, Chief Financial Officer, and Treasurer, to the position of Chief Operating Officer, effective August 28, 2017. In his new role, Mr. Merrill will be responsible for the day-to-day management of the company and its operating segments. Mr. Merrill will continue to report to Larry Pinkston, the company’s President and Chief Executive Officer. Mr. Merrill will continue to serve as the company’s Chief Financial Officer and Treasurer until a replacement is named. Mr. Merrill, age 56, joined the company in August 2003 and served as its Vice President of Finance until February 2004 when he was elected to the position of Chief Financial Officer and Treasurer. In May 2012, he was promoted to Senior Vice President.

Mr. Merrill will be paid a base salary of $513,600 per year. He will continue to participate in employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives under the company’s Second Amended and Restated Stock and Incentive Compensation Plan. No bonuses or equity awards were granted in connection with his promotion.

Mr. Merrill was not elected to his officer position under any arrangement or understanding between him and any other person. There are no transactions with Mr. Merrill that would be reportable under Item 404(a) of Regulation S-K and no family relationships exist between Mr. Merrill and any of the directors or officers of the company.

In addition, the company promoted David Dunham to Senior Vice President of Business Development, effective August 28, 2017. In that role Mr. Dunham will be responsible for identifying strategic opportunities to grow each of the company’s business segments. Mr. Dunham, age 38, joined Unit in November 2007 as Director of Corporate Planning, and in January 2012 he was promoted to the position of Vice President of Corporate Planning.

Mr. Dunham received a salary increase of approximately 9% in connection with his promotion. He will continue to participate in employee benefits on terms similar to other executive officers, including eligibility for annual bonuses and equity incentives under the company’s Second Amended and Restated Stock and Incentive Compensation Plan. No bonuses or equity awards were granted in connection with his promotion.

Mr. Dunham was not elected to his officer position under any arrangement or understanding between him and any other person. There are no transactions with Mr. Dunham that would be reportable under Item 404(a) of Regulation S-K and no family relationships exist between Mr. Dunham and any of the directors or officers of the company.

Section 9 - Financial Statements and Exhibits.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1	Press release dated August 29, 2017

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Unit Corporation

Date: August 29, 2017	By:	/s/ Mark E. Schell
Mark E. Schell Senior Vice President and General Counsel

EXHIBIT INDEX

Exhibit No.        Description

99.1	Press release dated August 29, 2017